FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Amendment"), dated as of May 10, 2018, is entered into by and among Genesis Financial Inc., a Delaware corporation (as successor-in-interest to Epoint Payment Corp. a Delaware corporation) ("Purchaser"), WNLI Holdings, Inc., an Ohio corporation ("Seller"), and SmartPay Leasing LLC, a Delaware limited liability company (the "Company").

RECITALS

1. Purchaser, Seller and Epoint Payment Corp. entered into that certain Membership Interest Purchase Agreement dated February 15, 2018 (the "Purchase Agreement").

2. Epoint Payment Corp. transferred all its rights and interests in and to the Purchase Agreement to Purchaser pursuant to that certain Assignment Agreement dated as of March 7, 2018.

3. In accordance with Section 10.8 of the Purchase Agreement, the parties hereto have determined to amend the Purchase Agreement as set forth in this Amendment.

AGREEMENT

In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Certain capitalized words and phrases used herein and not otherwise defined have the meanings set forth or referenced in the Purchase Agreement.

2. Amendment. The parties hereto hereby agree that the Purchase Agreement shall be amended as follows:

(a) The defined term "Outside Date" in Section 11.1 is deleted in its entirety and replaced with the following:

"Outside Date" means July 15, 2018.

(b) Section 9.1(d) is deleted in its entirety and replaced with the following:

"(d) by Purchaser or by Seller, upon written notice to the other party, if the Closing has not occurred on or prior to the Outside Date; provided, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to a party if the failure of such party to fulfill any of its obligations under this Agreement is the primary cause of the failure of the Closing to occur on or before the Outside Date; **and, provided further, that, notwithstanding the foregoing, Seller may terminate this Agreement at any time after (i) June 1, 2018 if Purchaser and Seller have not, to Seller's and Purchaser's reasonable satisfaction, on or before such date, implemented a plan for retaining key Company employees through and after the Closing, which retention plan shall provide for aggregate retention payments (to be paid on or after 6 months from Closing) of up to $175,000 to be borne solely by Purchaser, or (ii) June 15, 2018 if Purchaser has not, on or before such date, either (A)**

delivered to Seller a firm financing commitment for an amount sufficient to fully fund the Closing Payment at Closing, the terms and conditions of which commitment shall be reasonably acceptable to Seller, or (B) paid to or as otherwise directed by Seller, by wire transfer of immediately available funds, an additional non-refundable advance of $100,000, which advance shall be applied to the Closing Payment if Closing occurs."

3. Meaning of "Agreement". The term "Agreement" as used in the Purchase Agreement, shall, unless otherwise specified or unless the context otherwise requires, mean and include the Purchase Agreement and this Amendment, together, it being the intent of the parties hereto that the foregoing be applied and construed as a single instrument.

4. Ratification and Confirmation of the Purchase Agreement. The parties hereto do hereby ratify and reaffirm all of the terms and provisions of the Purchase Agreement, which, as amended and supplemented by this Amendment, shall remain in full force and effect.

5. Governing Law. This Amendment and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws rules of the State of New York.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have each caused this Amendment to be executed as of the date first written above by their respective duly authorized representatives.

PURCHASER:

GENESIS FINANCIAL INC.

By: ____________________
Name: Roy Rose
Title: Chief Executive Officer

SELLER:

WNLI HOLDINGS, INC.

By: ____________________
Name: Douglas D. Clark
Title: Chief Operating Officer

THE COMPANY:

SMARTPAY LEASING LLC

By: ____________________
Name: Douglas D. Clark
Title: Manager

The undersigned hereby agrees to this Amendment.

CNG Holdings Inc.

By: ____________________

Name: ________

Title: ________

[Signature Page to First Amendment to Membership Interest Purchase Agreement]